Exhibit 32.1

Woodward, Inc.

Section 1350 certifications

We hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Annual Report on Form 10-K for the period ended September 30, 2017 (the “Annual Report”), of Woodward, Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Woodward, Inc.

Date:	November 13, 2017	/s/ Thomas A. Gendron Thomas A. Gendron Chairman of the Board, Chief Executive Officer, and President
Date:	November 13, 2017	/s/ Robert F. Weber, Jr. Robert F. Weber, Jr. Vice Chairman, Chief Financial Officer, and Treasurer

A signed original of this written statement required by Rule 13a-14(b)/15d-14(b) and 18 U.S.C. Section 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.